Q4 and FY 2021 Earnings Call March 10, 2022

Forward-Looking Statements This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward- looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com. Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Organic/Inorganic Revenues, Standalone Adjusted EBITDA, and Net Debt because they are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability and performance or liquidity. In addition, these financial measures may not be comparable to similar measures used by other companies. In the Appendix to this presentation, we provide further descriptions of these non-GAAP measures and reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measures. Safe Harbor Statement and Non-GAAP Financial Measures 2

Introduction Mark Donohue, Vice President, Investor Relations Business Review Jerre Stead, Executive Chair and Chief Executive Officer Financial Review Jonathan Collins, Executive Vice President and Chief Financial Officer Question & Answer Agenda 3

Business Review Jerre Stead Executive Chair & Chief Executive Officer

The Clarivate Story

2019 – 2020

- Publicly listed – May '19
- Inorganic growth

DRG CPA GLOBAL

- Organic growth rate **~2%**
- Restructured organization with significant cost savings
- Adjusted EBITDA Margin expansion of **~800** bps

2021

- Outlined 'One Clarivate'
- Launched inside sales
- Continued inorganic growth

ProQuest.

- Organic growth rate of **~4.5%** (+250 bps)
- Adjusted EBITDA Margin expansion of ~**450** bps
- Established mid-term targets of **$3B** sales and industry-leading cash flow per share metrics

2022 – 2023

- Launched 'One Clarivate'
- Targeting organic growth rate of **~6.5%** (+200 bps)
- Adjusted EBITDA Margin expansion of **~300-500** bps
- Poised to achieve mid-term targets and generate **>$1.5B** of Adjusted Free Cash Flow
- **$1B** share repurchase program
- Strong balance sheet at **~3-4x** net leverage poised to continue to serve as industry consolidator

The business is poised to deliver improved grow and exceptional cash flows

5

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

Acquired ProQuest, creating a world-leading information and analytics provider Completed inside sales customer migration and One Clarivate infrastructure Launched more than 90 new product offerings and enhancements Delivered on cost savings programs and operational improvements Published first sustainability report with significant progress across ESG initiatives Strengthened executive leadership team with key additions 6 Poised to deliver long-term objectives as ‘One Clarivate’ operating model is now deployed Focused on building a better company for customers, colleagues and stakeholders 2021 Highlights

7 Acquired ProQuest Creating one of the leading academic and research content and software solutions Advances our position as a full-service information and analytics provider fueling discovery and innovation by empowering research-focused organizations around the globe Together, we now have over… 11,000+ Colleagues 50,000 Customers 180+ Countries Key Products Key Products Aggregator of Multi-Type Content Solutions for Research, Teaching & Learning Offers a SaaS Platform with Deeply Integrated Workflow Solutions

Implemented One Clarivate

Over $100B of Addressable Opportunity

TAM
Clarivate revenue[1]

Academia & Government

Academia; Applied R&D; Publishing; Gov't; Non-Profit

~$1.36B


~$26B

Life Sciences & Healthcare

Pharma; Healthcare; Medical Devices

~$590M


~$17B

Professional Services

Consulting; Financial Services; Law Firms

~$400M


~$16B

Consumer Products, Manufacturing & Tech[2]

Process and Discrete; Computer Tech; Communications; Consumer Tech; Retail

~$490M


~$47B

Our strategy to capture growth opportunity while increasing customer delight

With this strategy, we put our customers at the center and move from product focus to customer focus

Focusing on four customer verticals

- Academia & Government
- Life Sciences & Healthcare
- Professional Services
- Consumer Products, Manufacturing & Tech

Clarivate™

[1] Mid-point 2022 revenue outlook
[2] Manufacturing includes Chemicals, Energy, Industrials, Automotive & Aviation, Electronics & Telecom; Tech & Consumer includes High Tech, IT & services, Consumer Goods & Services
Source: BCG 2021

8

9 Launched New Products and Enhancements Continuing to provide enhanced value to the customer interface and experience Launched more than 90 new product offerings and enhancements

10 Delivered on Cost Savings Programs Ahead of Schedule Total savings Permanent savings Completed through Dec. 2021 Timing ($M) 2019 cost savings program $75M $75M $75M Completed COVID related $30M At least $5M $5M Completed Acquisition synergies $30M $30M $30M Completed $100M (prev. $75M) $100M (prev. $75M) $100M Completed >$100M >$100M $5M >$100m run-rate exiting Q2 2023 Total >$335M >$310M $215M

11 Committed to Sustainability Aiming to be listed on DJ Sustainability Index and FTSE 4 GOOD Index based on 2023 performance Goal: carbon neutral by 2024 • Inaugural Environmental reporting for 75%+ of global workspaces • Inaugural CDP assessment • Supplier ESG evaluation for 100+ suppliers. • Corporate Equality Index score of 75 • Signatory to the CEO Action on Diversity & Inclusion, supporting the CEO Action fellowship; and the UN Women's Empowerment Principles • Shared 14,000 hours of volunteering globally, with over 100 global mentorships completed • First annual Sustainability report • 76th percentile in inaugural S&P Global CSA • ISO 27001 certification • Joined UN Global Compact , UN Global Compact Target Gender Equality & UN Global Compact Sustainable Development Goals (SDG) Ambition

12 Completed Leadership Team Transition Better positioned to further accelerate growth 2019A 2020A 2021A Streamlined 7 businesses to 2 product groups Revenue Adjusted EBITDASee the Appendix for a reconciliation of GAAP to Non-GAAP measures; numbers exclude divestitures. $1.9B $0.8B $1.2B $0.5B $0.9B $0.3B Improved focus on customer delight and technology Enhanced go-to-market and critical corporate functions 2022P Experienced team in place to scale business $2.8B $1.2B

13 Fourth-Quarter Performance Accelerating inflation pressured customer’s year- end budgets for transactional purchases (i.e. data sets) Omicron variant created continued uncertainty and staffing gaps in go-to-market and fulfillment teams Tight labor market drove higher vacancies late in the year and led to missed opportunities Discipline sales force to drive sales earlier in calendar year to reduce dependence; customers planning for higher costs in 2022 Continuing to increase inoculations and contingency planning to better address in 2022 Hiring aggressively in 2022 to be prepared for higher levels of attrition

Financial Review Jonathan Collins Executive Vice President & Chief Financial Officer

2021 Financial Results

- Strong inorganic and solid organic growth drove **revenue** increase of 50%
- **Net loss** attributable to ordinary shares improved by $39m as dramatically lower mark-to-market expense was partially offset by higher interest and dividends on preferred shares
- Solid conversion on **revenue** growth led to 450 bps of profit margin expansion as Adj. EBITDA grew by >60%
- **Operating cash flow** increased on higher earnings

Changes from Prior Year

$ in millions except EPS	Q4 '21	Q4 '20	Change	FY '21	FY '20	Change
Revenues, net	**$561**	**$456**	**$105**	**$1,877**	**$1,254**	**$623**
Adjusted Revenues, net	560	471	89	1,881	1,277	604
Adjusted EBITDA	257	200	57	800	487	314
Margin	*45.8%*	*42.4%*	*340 bps*	*42.6%*	*38.1%*	*450 bps*
EBIT	-	9	(9)	(6)	(241)	236
Interest Expense, Net	111	40	72	252	112	141
Income Tax Benefit (Expense)	-	16	(16)	(12)	3	(15)
Net (Loss) Attrib. to Ordinary Shares	**(130)**	**(14)**	**116**	**(312)**	**(351)**	**(39)**
Net Loss Per Share	**$(0.20)**	**$(0.02)**	**$0.18**	**$(0.49)**	**$(0.82)**	**$(0.33)**
Adjusted Diluted EPS	$0.23	$0.22	$0.01	$0.72	$0.64	$0.08
Operating Cash Flow	**18**	**135**	**(117)**	**324**	**264**	**60**
Capital Spending	32	29	3	119	108	11
Free Cash Flow	(14)	106	(120)	205	156	49
Adjusted Free Cash Flow	144	173	(30)	459	302	158

Top-line growth profit conversion augmented by cost synergies

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

15

▪ 4.5% adjusted organic revenue growth delivered meaningful margin expansion with >50% profit conversion ▪ Inorganic growth from CPA (9 mo.), DRG (2 mo.), IncoPat (1 mo.), Bioinfogate (5 mo.) and PQ (1 mo.), net of Techstreet divestiture converted to profit at nearly 40% on a pre-synergy basis ▪ Cost synergies provided a $70m improvement v. prior year ▪ USD weakened against a basket of other foreign currencies driving favorable revenue translation impact FY 2021 Revenue and EBITDA Changes vs. 2020 16 Delivered 4.5% organic growth and 450 bps of margin expansion $487 $800 $30 $207 $70 $7 $57 $530 $17 $1,277 $1,881 2020A Organic Growth Inorganic Growth Cost Synergies FX 2021A +4.5% 52% 39% Adj. Revenue Adj. EBITDA Year + Better - Worse $ millions 38.1% 42.6% See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

▪ Profit growth partially offset by higher one-time costs to complete and integrate acquisitions and incremental interest to fund acquisitions ▪ Increase in working capital requirements primarily associated with the timing of payments in the services portion of the CPA Global business FY 2021 Cash Flow 17 $ in millions 2021 Actuals 2020 Actuals Change Adj. EBITDA $800 $487 $314 One Time Costs1 (218) (146) (72) Interest (182) (98) (85) Taxes (34) (28) (6) Working Capital / Other (42) 48 (90) Operating Cash Flow 324 264 60 Capital Spending (119) (108) (11) Free Cash Flow $205 $156 $49 Adj. Free Cash Flow $459 $302 $158 Conversion 57% 62% (5%) Half of Adj. EBITDA growth converted to incremental Adj. FCF Changes from Prior Year See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 1 The one-time costs for 2021 exclude $36M for the portion of cash paid for interest held in escrow, which is included within the cash paid for interest line.

FY 2022 Outlook

- Revenue growth of nearly $1B bolstered by full year of ProQuest business and ~6.5% organic constant currency growth
- Anticipate Adj. EBITDA conversion on revenue growth of nearly 40%; approaching $1.2B at the mid-point of the range
- Expect slight year-over-year profit margin compression due to ProQuest margin contribution before cost synergies are fully recognized

Full Year Guidance Ranges

	Low	Midpoint	High
Revenue	$2.8B	~$2.84B	$2.88B
Adj. EBITDA	$1.16B	~$1.19B	$1.22B
Implied Profit Margin	41%		42%
Adj. FCF	$675M	~$700M	$725M
Adj. Diluted EPS	85¢	~90¢	95¢

Guidance Range
Midpoint

Outlook reflects profitable growth and a high cash flow conversion

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

18

FY 2022 Revenue and EBITDA Changes vs. 2021

- 6.5% organic growth expected to deliver meaningful margin expansion with >55% profit conversion
- Inorganic growth from full year of PQ at >30% margins pre-cost synergies
- Expect to recognize half of committed PQ synergies in 2022
- Anticipate continued strength in USD driving lower translation

'21 Growth Rate	**4.5%**
Pricing	~0.5%
Renewal Rates	~0.5%
Cross-Sell	~0.5%
Transactional	~0.5%
'22 Growth Rate	**+6.5%**

$ millions



Year
+ Better
- Worse
Adj. Revenue
Adj. EBITDA
$1,881
$800
42.6%
+6.5%
~120
~$70
>55%
~$865
~$285
>30%
~$50
~$30
~$15
~$2,840
+/- 1.5%
~$1,190
~42%
+/- 2.5%
2021A
Organic Growth
Inorganic Growth
Cost Synergies
FX
2022P

$0.4B of incremental profit bolstered by 6.5% organic growth

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

19

▪ Expect normal revenue seasonality with slightly elevated levels in Q2 and Q4 ▪ Anticipate organic growth rate to progressively improve from 2021 exit rate FY 2022 Quarterly Progression 20 As ‘One Clarivate’ takes hold growth expected to accelerate Revenue Phasing $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 Q1 Q2 Q3 Q4 2021 Actual Revenue 2021 Pro forma Revenue 2022 Revenue Guide $ millions See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 1 The pro forma financial information presented above has been derived from the historical consolidated financial statements of the Company and from the historical accounting records of ProQuest. 1

FY 2022 Cash Flow Outlook

- Expect incremental profit will fund higher integration and interest costs associated with PQ acquisition and will be partially offset by higher cash taxes and capital spending to fuel organic growth

Changes from Prior Year

$ in millions	2022 Outlook	2021 Actuals	Change
Adj. EBITDA	**~$1,190**	**$800**	**~$390**
One Time Costs[1]	~(255)	(218)	~(35)
Interest	~(225)	(182)	~(40)
Taxes	~(75)	(34)	~(40)
Working Capital / Other	-	(42)	~40
Operating Cash Flow	~645	324	~315
Capital Spending	~(195)	(119)	~(75)
Free Cash Flow	~$445	$205	~$245
Adj. Free Cash Flow	**~$700**	**$459**	**~$245**
Conversion	***~59%***	***57%***	***~2%***

Expect >60% of profit growth to convert to incremental Adj. FCF

Clarivate™

See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

[1] The one-time costs for 2021 exclude $36M for the portion of cash paid for interest held in escrow, which is included within the cash paid for interest line.

21

$0.9 $1.2 $1.9 ~$2.8 ~$3.0 3.1% 1.2% 4.5% ~6.5% 2019A 2020A 2021A 2022P 2023T Revenue, Net Organic CC Growth $283 $478 $800 ~$1,190 32.7% 38.9% 42.6% 42% 2019A 2020A 2021A 2022P 2023T Adj EBITDA Profit Margin $0.53 $0.64 $0.72 ~$0.90 288 449 670 ~742 2019A 2020A 2021A 2022P 2023T Adjusted Diluted EPS Diluted Average Shares ▪ Revenue set to triple in 5 years bolstered by M&A and improving organic growth ▪ Adj. EBITDA expected to increase by ~50% in 2022 and margins are poised to expand in 2023 as cost synergies from PQ acquisition are delivered ▪ Anticipate >$1.5b Adj. FCF generation over the next two years ▪ Adj. Diluted EPS growth driven by higher earnings and may be accelerated by new $1B share repurchase authorization Key Financial Metrics Trends 22 Projecting substantial top- and bottom-line growth with exceptional cash flow generation… $ billions 43% $101 $302 $459 ~$700 34.4% 62.0% 57.4% ~59% 2019A 2020A 2021A 2022P 2023T FCF Conversion Revenue Adjusted Diluted EPS Adjusted Free Cash Flow Adjusted EBITDA +/- 1.5% ~ +/- 2.5% $ millions $ millions >$0.8B See the Appendix for a reconciliation of GAAP to Non-GAAP measures; numbers exclude divestitures.

Capital Allocation Priorities

- Expect to utilize majority of capital to repurchase shares given current stock price
- Net leverage (net debt / adj. EBITDA) improvement driven almost entirely by expected profit growth with modest debt paydown (CFR balance and TLB amortization)
- EPS growth may be further accelerated by share buy back

Illustrative Capital Allocation

>$1.5B 2-Year Cumulative Adj. FCF



Dividends, $0.15B
Debt paydown, $0.2B
M&A, $0.2B
Share Re-purchase, $1.0B

Net Debt / Leverage



$5.1B
<$5.0B
<5x
~4x
~3-4x
2021A
2022P
2023T
Bonds
Term Loan
Revolver
Cash
Net Leverage

Weighted Diluted Share Count



670
~742
$0.72
~$.90
2021A
2022P
2023T
Ordinary
Preferred
Other
Adjusted Diluted EPS

…that will provide meaningful capital to allocate in a shareholder friendly manner

Clarivate™

23

Leading Brands Global Customer Base >$100B Addressable Market ~80% Subscription / Re-occurring Revenue >90% Subscriber Retention Rates Significant Operating Leverage Substantial Free Cash Flow Generation Accomplished Leadership Team 24 Investment Highlights

APPENDIX

2022 Sustainability Strategy Business Strategy Responsible Business Practices Identify areas for growth opportunities and integrate them with go-to market strategies and pursue new product innovation ideas. • Map how our solutions across Clarivate are advancing a more sustainable world in line with the United Nations Sustainable Development Goals (SDGs) • Provide insights to help tackle specific SDG problems: • SDG 3 Health and Well-Being – Enable organizations to understand groundbreaking scientific research alongside expediting the development and launch of life changing drugs and treatments • SDG 9 Industry, Innovation and Infrastructure – Support customers along the innovation lifecycle and bring innovations to market faster • SDG 12 Responsible consumption and Production – Help customers develop sustainable innovations and establish, protect, and promote sustainability-focused brands to help consumers make sustainable consumption choices • Mapping materiality to drive our strategy, which will be included in our second annual Sustainability Report • Advancing a culture of Diversity, Equity, Inclusion and Belonging – throughout the colleague journey, focus on colleague engagement and alignment of colleague resource groups and community impact • Strengthen ESG throughout the supply chain through continued evaluation of suppliers on the Ecovadis platform • Accelerate progress towards Carbon neutrality through carbon transition planning, reduction and mitigation of emissions

This presentation contains financial measures which have not been calculated in accordance with US GAAP, including Adjusted Revenues and Adjusted EBITDA, because they are a basis upon which our management assesses our performance and we believe they reflect the underlining trends and indicators of our business. Adjusted Revenues Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions). Deferred revenues reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021. Our presentation of Adjusted Revenues is presented for informational purposes only and is not necessarily indicative of our future results. You should compensate for these limitations by relying primarily on our US GAAP results and only using Adjusted Revenues for supplementary analysis. Organic/Inorganic Revenues Organic revenues illustrates growth in businesses owned by the Company as of January 1, 2020. Results excluding divestitures in this presentation exclude the previously announced November 6, 2020 divestiture of TechStreet. Inorganic revenues illustrates growth in the business via acquisitions and divestitures. Adjusted EBITDA Adjusted EBITDA represents net loss before provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-operating income or expense, the impact of certain non-cash, mark to market adjustments on financial instruments and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. In evaluating Adjusted EBITDA you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all. Presentation of Certain Non-GAAP Financial Measures

Adjusted EBITDA The use of Adjusted EBITDA instead of US GAAP measures has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under US GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non-cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Adjusted Revenues. Presentation of Certain Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted EPS We use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company. We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period. Adjusted Net Income is calculated using net loss, adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-operating income or expense, the impact of certain non-cash, mark to market adjustments on financial instruments, interest on debt held in escrow, and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. Per Clarivate’s Non- GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by adjusted diluted weighted average shares for the period. The adjusted diluted weighted average shares assumes that all instruments in the calculation are dilutive. Standalone Adjusted EBITDA We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit facilities, dated as of October 31, 2019 and the indentures governing our secured notes due 2026, secured notes due 2028 and senior notes due 2029, respectively. In addition, the credit facilities and the indenture contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters. These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants. Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented and excess standalone costs. Excess standalone costs are the difference between our actual standalone company infrastructure costs, and our estimated steady state standalone infrastructure costs. We make an adjustment for the difference because we have had to incur costs under the transition services agreement with Thomson Reuters after we had implemented the infrastructure to replace the services provided pursuant to the transition services agreement, thereby incurring dual running costs. Furthermore, there has been a ramp up period for establishing and optimizing the necessary standalone infrastructure. Since our separation from Thomson Reuters, we have had to transition quickly to replace services provided under the transition services agreement, with optimization of the relevant standalone functions typically following thereafter. Cost savings reflect the annualized “run rate” expected cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the relevant period. These costs wound down at the end of December 31, 2020. Standalone Adjusted EBITDA is calculated under the credit facilities and the indentures by using our consolidated net income (loss) for the trailing 12-month period (defined in the credit facilities and the indenture as our U.S. GAAP net income adjusted for certain items specified in the credit facilities and the indenture) adjusted for items including: taxes, interest expense, depreciation and amortization, non-cash charges, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run-rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition projected by us, costs related to any management or equity stock plan, other adjustments of the type that were presented in the offering memoranda used in connection with the issuance of the secured notes due 2026, secured notes due 2028 and senior notes due 2029 and earn-out obligations incurred in connection with an acquisition or investment. Presentation of Certain Non-GAAP Financial Measures

Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision-making and believe free cash flow and adjusted free cash is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt. Free cash flow is calculated using net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease-exit activities, transition services agreement, transition, transformation and integration expenses, transaction related costs, interest on debt held in escrow, and debt issuance costs offset by cash received for hedge accounting transactions. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. Presentation of Certain Non-GAAP Financial Measures

Diluted Share Count Note: The analysis is not intended to replace the Treasury Stock Method as required under ASC 260, Earnings per Share 1. Inconsistent with the requirements of ASC 260, but for illustrative purposes, this analysis uses hypothetical shares prices and not the actual average share price for the period as required under US GAAP. 2. The conversion rate for the Company's outstanding Mandatory Convertible Preferred Share into the Company's Common Stock was determined using the conversion rate as outlined in the June 14, 2021 Mandatory Convertible Preferred Share offerings documents. If the Company's common stock is between $26.00 and $31.20 the conversation rate will fluctuate and if the value is below $26.00 or above $31.20 the conversion rate will be set. 3. Debt and cash amounts reflect 12/31/21 balances. This also reflects the $156.7 in restricted cash, primarily related to the cash received in December 2021 from the Employee Benefit Trust established for the CPA Global Equity Plan. 4. Per the requirements of the Treasury Stock Method this excludes all management options that are antidilutive at the assumed share prices in this analysis and includes consideration of unrecognized compensation costs. 5. Consists of actual 2019, 2020, and 2021 issued RSUs. 6. Consistent with the requirements of ASC 260, performance conditions for 0.6M of the PSUs granted in 2020 are not likely to be achieved as of this time, and therefore are excluded from this dilution analysis. Market conditions for 0.3M of the PSUS granted in 2020 are likely to be achieve based on the stock price's performance in the past year, and therefore are included in this dilution analysis. This figure includes one third of the PSUs issued in Q1 2021, Q2 2021, Q3 2021, and Q4 2021 as it has been deemed probable that the performance condition will be met. It does not include the portion of Q1 2021 PSU grants that do not have identified performance conditions yet. Comments

Reconciliation of Non-GAAP Financial Measures (QTD)

Growth in organic revenue illustrates growth in businesses owned by the Company as of January 1, 2020, the beginning of the earliest period presented. The following tables present the amounts of our subscription and transactional revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods.

(in millions, except percentages); (unaudited)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Variance Increase/(Decrease) Total Variance (Dollars)	Variance Increase/(Decrease) Total Variance (Percentage)	Percentage of Factors Increase/(Decrease) Acquisitive	Disposal	Inorganic	FX Impact	Organic
Subscription revenues	$ 305.5	$ 243.6	$ 61.9	25.4%	23.5%	(1.6)%	21.9%	(1.0)%	4.5%
Re-occurring revenues	119.6	111.9	7.7	6.9%	0.3%	—%	0.3%	(1.8)%	8.4%
Transactional revenues	135.0	115.7	19.3	16.7%	20.8%	(1.7)%	19.1%	(1.1)%	(1.2)%
Deferred revenues adjustment[1]	0.5	(15.7)	16.2	103.3%	— %	—%	— %	(0.2)%	103.5%
Revenues, net	**$ 560.7**	**$ 455.6**	**$ 105.1**	**23.1%**	**17.9%**	**(1.3)%**	**16.6%**	**(1.3)%**	**7.7%**
Deferred revenues adjustment	(0.5)	15.7	(16.2)	(103.3)%	— %	— %	— %	0.2%	(103.5)%
Adjusted revenues, net	**$ 560.2**	**$ 471.3**	**$ 88.9**	**18.9%**	**17.3%**	**(1.3)%**	**16.1%**	**(1.2)%**	**4.0%**

[1] Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.

[2] Q4 2021 reflects the amortization of the historical purchase accounting adjustments with no additional quarter-to-date impacts due to the adoption of ASU no. 2021-08 described above.

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Reconciliation of Non-GAAP Financial Measures (YTD)

Growth in organic revenue illustrates growth in businesses owned by the Company as of January 1, 2020, the beginning of the earliest period presented. The following tables present the amounts of our subscription and transactional revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods.

	Year Ended December 31,		Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)				
			Total Variance (Dollars)	Total Variance (Percentage)	Acquisitive	Disposal	Inorganic	FX Impact	Organic
(in millions, except percentages); (unaudited)	2021	2020							
Subscription revenues	$ 1,034.4	$ 877.7	$ 156.7	17.9%	16.1%	(3.6)%	12.5%	1.9 %	3.5%
Re-occurring revenues	453.2	111.9	341.3	304.9%	298.3%	— %	298.3%	(1.8)%	8.4%
Transactional revenues	393.2	287.6	105.7	36.8%	36.2%	(6.2)%	30.0%	0.8%	5.9%
Deferred revenues adjustment[1]	(4.0)	(23.1)	19.2	82.9%	(19.0)%	— %	(19.0)%	(0.2)%	102.1%
Revenues, net	**$ 1,876.9**	**$ 1,254.0**	**$ 622.8**	**49.7%**	**45.8%**	**(3.9)%**	**41.9%**	**1.3%**	**6.4%**
Deferred revenues adjustment[1]	4.0	23.1	(19.2)	(82.9)%	19.0%	— %	19.0%	0.2%	(102.1)%
Adjusted revenues, net	**$ 1,880.8**	**$ 1,277.1**	**$ 603.7**	**47.3%**	**45.3%**	**(3.9)%**	**41.4%**	**1.3%**	**4.5%**

[1] Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.

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Reconciliation of Non-GAAP Financial Measures

Net Loss to Adjusted EBITDA

(in millions); (unaudited)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Net loss attributable to ordinary shares	**$ (130.4)**	**$ (13.7)**	**$ (312.0)**	**$ (350.6)**	**$ (258.6)**
Dividends on preferred shares	19.1	—	41.5	—	—
Net loss	**(111.4)**	**$ (13.7)**	**$ (270.4)**	**$ (350.6)**	**$ (258.6)**
Provision (benefit) for income taxes	0.1	(16.4)	12.3	(2.7)	10.2
Interest expense and amortization of debt discount, net	111.3	39.6	252.5	111.9	157.7
EBIT	**—**	**9.5**	**(5.6)**	**(241.4)**	**(90.7)**
Depreciation and amortization	145.3	127.0	537.8	303.2	200.5
Deferred revenues adjustment[1]	(0.5)	15.7	4.0	23.1	0.4
Transaction related costs[2]	38.7	29.1	46.2	99.3	46.2
Share-based compensation expense	31.8	39.4	139.6	70.5	51.4
Gain on sale of TechStreet	—	(28.1)	—	(28.1)	—
Legal settlement	—	—	—	—	(39.4)
Impairment on assets held for sale	—	—	—	—	18.4
Restructuring and impairment[3]	3.8	29.3	129.5	56.1	15.7
Mark to market adjustment on financial instruments[4]	31.9	(19.1)	(81.3)	205.1	47.7
Other[5]	5.6	(2.6)	30.4	(1.1)	43.9
Adjusted EBITDA	**$ 256.6**	**$ 200.1**	**$ 800.4**	**$ 486.6**	**$ 294.1**
Adjusted EBITDA Margin	**45.8 %**	**42.4 %**	**42.6 %**	**38.1 %**	**30.2 %**

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Reflects costs related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. During 2021, the CPA Global plan continued as well as the addition of a new One Clarivate Program, which was an approved restructuring action to streamline operations within targeted areas of the Company. Additionally, during the year ended December 31, 2021, 2020 and 2019, we incurred impairment charges taken on right-of-use assets of $57.3, $4.8 and $0 respectively, relating the exit and ceased use of leased properties.
4. Reflects mark to market adjustments on financial instruments under Accounting Standards Codification 815, *Derivatives and Hedging*, ("ASC 815"). Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2021 YTD detail also includes an accrual of $8.0 for a legal case. The 2020 detail also includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor. In 2019, this includes payments to Thomson Reuters under the Transition Services Agreement. For both 2020 and 2019, this also includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in selling, general and administrative costs in our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. These costs were largely wound down by the end of 2020.

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Descriptions Adjusted EBITDA and Standalone Adjusted EBITDA Adjustments 1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021. 2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions. 3. Reflects costs related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. During 2021, the CPA Global plan continued as well as the addition of a new One Clarivate Program, which was an approved restructuring action to streamline operations within targeted areas of the Company. Additionally, during the year ended December 31, 2021, we incurred impairment charges taken on right-of-use assets of $57.3 relating the exit and ceased use of leased properties. 4. Reflects mark to market adjustments on financial instruments recorded under Accounting Standards Codification 815, Derivatives and Hedging, ("ASC 815"). Warrant instruments that do not meet the criteria to be considered indexed to an entity's own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings. 5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2021 detail also includes an accrual of $8.0 for a legal case 6. Represents the acquisition Adjusted EBITDA for the period beginning January 1 of the year of the acquisition through the respective acquisition date of each acquired business to reflect the company's Standalone EBITDA as though material acquisitions occurred at the beginning of the presented period. 7. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions. Year Ended December 31, (in millions); (unaudited) 2021 Net loss attributable to ordinary shares $ (312.0) Dividends on preferred shares 41.5 Net loss $ (270.4) Provision for income taxes 12.3 Depreciation and amortization 537.8 Interest, net 252.5 Deferred revenues adjustment(1) 4.0 Transaction related costs(2) 46.2 Share-based compensation expense 139.6 Gain on sale of Techstreet — Restructuring and impairment(3) 129.5 Mark to market adjustment on financial instruments(4) (81.3) Other(5) 30.4 Adjusted EBITDA $ 800.4 Realized foreign exchange gain 7.2 ProQuest Adjusted EBITDA impact(6) 255.5 Bioinfogate Adjusted EBITDA impact(6) 0.3 Patient Connect Adjusted EBITDA impact(6) (1.1) Cost savings(7) 130.3 Standalone Adjusted EBITDA $ 1,192.7 Reconciliation of Non-GAAP Financial Measures 35 Net Loss to Standalone Adjusted EBITDA

Reconciliation of Non-GAAP Financial Measures

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020	
(in millions, except per share amounts); (unaudited)	Amount	Per Share	Amount	Per Share
Net loss attributable to ordinary shares, diluted	**$ (130.4)**	**$ (0.20)**	**$ (32.8)**	**$ (0.05)**
Change in fair value of private placement warrants	—	—	19.1	0.03
Net loss attributable to ordinary shares	**(130.4)**	**(0.20)**	**(13.7)**	**(0.02)**
Dividends on preferred shares	19.1	0.03	—	—
Net loss	**(111.4)**	**(0.17)**	**(13.7)**	**(0.02)**
Deferred revenues adjustment[1]	(0.5)	—	15.7	0.03
Transaction related costs[2]	38.7	0.05	29.1	0.05
Share-based compensation expense	31.8	0.04	39.4	0.06
Amortization related to acquired intangible assets	117.4	0.16	100.2	0.16
Restructuring and impairment[3]	3.8	0.01	29.3	0.05
Mark to market adjustment on financial instruments[4]	31.9	0.04	(19.1)	(0.03)
Gain on sale of Techstreet	—	—	(28.1)	(0.05)
Interest on new debt held in escrow[5]	66.6	0.09	—	—
Other[6]	5.6	0.01	(2.6)	—
Income tax impact of related adjustments	(20.7)	(0.03)	(14.5)	(0.02)
Adjusted net income and Adjusted Diluted EPS	**$ 163.2**	**$ 0.23**	**$ 135.6**	**$ 0.22**
Adjusted weighted average ordinary shares (Diluted)	713,985,329		620,754,996	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Reflects costs primarily related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020, as well as the approved One Clarivate and ProQuest restructuring programs in 2021. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2020 detail also includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs were largely wound down by the end of 2020.

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Reconciliation of Non-GAAP Financial Measures

Net Loss and Net Loss Per Share to Adjusted Net Income and Adjusted Diluted EPS

(in millions, except per share amounts); (unaudited)	Year Ended December 31, 2021 Amount	Year Ended December 31, 2021 Per Share	Year Ended December 31, 2020 Amount	Year Ended December 31, 2020 Per Share
Net loss attributable to ordinary shares, diluted	**$ (393.3)**	**$ (0.61)**	**$ (350.6)**	**$ (0.82)**
Change in fair value of private placement warrants	81.3	0.12	—	—
Net loss attributable to ordinary shares	**(312.0)**	**(0.49)**	**(350.6)**	**(0.82)**
Dividends on preferred shares	41.5	0.06	—	—
Net loss	**(270.4)**	**(0.43)**	**(350.6)**	**(0.82)**
Deferred revenues adjustment(1)	4.0	0.01	23.1	0.05
Transaction related costs(2)	46.2	0.07	99.3	0.22
Share-based compensation expense	139.6	0.21	70.5	0.16
Amortization related to acquired intangible assets	450.5	0.67	237.0	0.53
Restructuring and impairment(3)	129.5	0.19	56.1	0.13
Mark to market adjustment on financial instruments(4)	(81.3)	(0.12)	205.1	0.46
Debt extinguishment costs and refinancing related costs	—	—	8.6	0.02
Gain on sale of Techstreet	—	—	(28.1)	(0.06)
Interest on new debt held in escrow(5)	95.8	0.14	—	—
Other(6)	30.4	0.05	(1.1)	—
Income tax impact of related adjustments	(62.4)	(0.09)	(30.7)	(0.07)
Adjusted net income and Adjusted Diluted EPS	**$ 481.7**	**$ 0.72**	**$ 289.1**	**$ 0.64**
Adjusted weighted average ordinary shares (Diluted)	670,399,061		448,875,052	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers". In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.
3. Reflects costs primarily related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020, as well as the approved One Clarivate and ProQuest restructuring programs in 2021. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2021 detail also includes an accrual of $8.0 for a legal case The 2020 detail also includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs were largely wound down by the end of 2020.

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Reconciliation of Non-GAAP Financial Measures

Debt to Net Debt

(in millions); (unaudited)	December 31, 2021	December 31, 2020 (As Restated)
Total debt outstanding	$ 5,567.2	$ 3,547.4
Cash and cash equivalents	430.9	257.7
Total net debt outstanding	**$ 5,136.3**	**$ 3,289.7**

Net Cash Provided By (Used In) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(in millions); (unaudited)	Year Ended December 31, 2021	2020	2019
Net cash provided by operating activities	$ 323.8	$ 263.5	$ 117.6
Capital expenditures	(118.5)	(107.7)	(69.8)
Free cash flow	**$ 205.2**	**$ 155.8**	**$ 47.8**
Cash paid for restructuring costs(1)	80.3	26.0	—
Cash paid for transaction related costs(2)	78.2	95.8	45.1
Cash paid for transition, integration and other costs(3)	1.6	20.3	40.9
Cash paid for transition services agreement(4)	—	(2.2)	12.0
Cash paid for debt issuance costs	57.8	7.7	—
Cash paid for interest held in escrow(5)	36.3	—	—
Cash received for hedge accounting transactions	—	(1.7)	—
Cash received for legal settlement	—	—	(45.3)
Adjusted free cash flow	**$ 459.4**	**$ 301.7**	**$ 100.5**

Descriptions

Free Cash Flow and Adjusted Free Cash Flow Adjustments

1. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the acquisition of DRG, CPA Global and ProQuest, as well as the One Clarivate program. This also includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
2. Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
3. Includes cash paid for costs incurred in 2020 and 2019 in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives, costs for which were largely wound down by December 31, 2020, as well as other costs that do not reflect our ongoing operating performance.
4. In 2020, this is related to a new transition services agreement, offset by the reverse transition services agreement from the sale of MarkMonitor assets. In 2019, this includes payments to Thomson Reuters under the Transition Services Agreement.
5. Reflects the portion of cash paid on interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the pending acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the acquisition.

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Reconciliation of Non-GAAP Financial Measures

The following table presents our calculation of Revenues, net, Adjusted EBITDA and Adjusted EBITDA Margin for the Outlook for 2022 and reconciles this measure to Revenues for the same period:

Revenues, Net

(in millions)	Year Ending December 31, 2022 Outlook mid-point	Year Ending December 31, 2021	Variance Increase/(Decrease) Total Variance (Dollars)	Variance Increase/(Decrease) Total Variance (Percentage)	Percentage of Factors Increase/(Decrease) Acquisitive	Disposal	FX Impact	Organic
Revenues, net	$ 2,840.0	$ 1,876.9	$ 963.1	51.3 %	46.2 %	— %	(1.4)%	6.5 %

Adjusted EBITDA

($ in millions)	Year Ending December 31, 2022 (Forecasted) Low	Year Ending December 31, 2022 (Forecasted) High
Net loss attributable to ordinary shares	$ (166.2)	$ (106.2)
Dividends on preferred shares[1]	75.5	75.5
Net loss	(90.7)	(30.7)
Provision for income taxes	60.1	60.1
Depreciation and amortization	560.1	560.1
Amortization of ProQuest acquired intangibles	180.6	180.6
Interest expense and amortization of debt discount, net	242.5	242.5
Deferred revenue adjustment[2]	0.7	0.7
Restructuring and impairment[3]	88.4	88.4
Share-based compensation expense[4]	118.3	118.3
Adjusted EBITDA	$ 1,160.0	$ 1,220.0

Descriptions

1. Dividends on our mandatory convertible preferred shares ("MCPS") are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.
2. Reflects the deferred revenues adjustment made as a result of acquisition accounting associated with businesses that were acquired prior to January 1, 2021.
3. Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022.
4. Includes CPA Global equity plan compensation expense.

Adjusted EBITDA Margin

($ in millions)	Year Ending December 31, 2022 (Forecasted) Low	Year Ending December 31, 2022 (Forecasted) High
Revenues, net	$ 2,800.0	$ 2,880.0
Adjusted EBITDA	1,160.0	1,220.0
Adjusted EBITDA Margin	41 %	42 %

Clarivate™

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Year Ending December 31, 2022 (Forecasted) (in millions, except per share amounts) Low High Per Share Per Share Net loss attributable to ordinary shares (0.23) (0.13) Dividends on preferred shares(1) 0.10 0.10 Net loss (0.13) (0.03) Restructuring and impairment(2) 0.12 0.12 Share-based compensation expense(4) 0.16 0.16 Amortization related to acquired intangible assets 0.80 0.80 Income tax impact of related adjustments (0.10) (0.10) Adjusted Diluted EPS 0.85 0.95 Weighted average ordinary shares (Diluted)(3) 741,709,816 Descriptions Adjusted Diluted EPS Adjustments 1. Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends. 2. Reflects restructuring costs primarily associated with the ProQuest acquisition which will be incurred in 2022. 3. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the “if-converted” method of share dilution. 4. Includes CPA Global equity plan compensation expense. 40 Reconciliation of Non-GAAP Financial Measures The following table presents our calculation of Adjusted Diluted EPS for the Outlook for 2022 and reconciles this measure to our Net loss for the same period: Net Loss Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS

Year Ending December 31, 2022 (Forecasted) Low High (in millions) Net cash provided by operating activities $ 616.5 $ 666.5 Capital expenditures (195.0) (195.0) Free Cash Flow $ 421.5 $ 471.5 Cash paid for restructuring costs(1) 87.5 87.5 Cash paid for CPA Global equity plan(2) 166.0 166.0 Adjusted Free Cash Flow $ 675.0 $ 725.0 Descriptions Adjusted Free Cash Flow Adjustments 1. Reflects cash payments for costs primarily related to restructuring associated with the ProQuest acquisition in 2022. 2. Includes cash funded by a trust related to CPA Global equity plan payout upon vesting. The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2022 and reconciles this measure to our Net cash provided by operating activities for the same period: 41 Reconciliation of Non-GAAP Financial Measures Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow